UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

February 17, 2014

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 17, 2014, Xi’an TCH Energy Technology Co., Ltd (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation, a Nevada corporation (the “Company”) entered into two Trust Loan Agreements with Zhongrong International Trust Co., Ltd. (the "ZRIT"), a trust company incorporated in Helongjiang Province, China.

The first Trust Loan Agreement (the "Zhongtai Loan Agreement") is for Xi'an TCH to borrow RMB 150 million (approximately $24.5 million) for the Coke Dry Quenching (“CDQ”) system and the CDQ Waste Heat Power Generation Project with Xuzhou Zhongtai Energy Technology Co., Ltd. (the “Zhongtai Project”), which was disclosed in the Form 8-K filed on December 9, 2013. ZRIT will set up a Zhongrong-Green Recycling Energy Collective Capital Trust Plan No. 1 (the "Trust Plan No. 1") to raise money and loan the proceeds to Xi'an TCH for the Zhongtai Project. (the “Zhongtai Loan”)

The Zhongtai Loan has a term for 48 months and bears an annual interest rate of 12% for the first 24 months. ZRIT has the right to adjust the interest rate according to the market conditions after 24 months and Xi'an TCH has the right to prepay the Zhongtai Loan before maturity if Xi’an TCH does not agree to such adjustment of interest rate. ZRIT has the right to request repayment of all principal and interest of the Zhongtai Loan on the 24 month anniversary date of the establishment of Trust Plan No. 1.

The Zhongtai Loan is secured by the pledge of CDQ equipment and power generation system of Zhongtai Project, by personal guarantee of Mr. Ku Guohua, the Chairman and CEO of the Company, and by corporate guarantee of Xuzhou Zhongtai Energy Technology Co., Ltd. and its affiliated companies.

The description contained herein of the terms of the Zhongtai Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Zhongtai Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The second Trust Loan Agreement (the "Rongfeng Loan Agreement") is for Xi'an TCH to borrow RMB 135 million (approximately $22.1 million) for the CDQ system and the CDQ Waste Heat Power Generation Project with Tangshan Rongfeng Iron & Steel Co., Ltd. ( the “Rongfeng Project”), which was disclosed in the Form 8-K filed on December17, 2013. ZRIT will set up a Zhongrong-Green Recycling Energy Collective Capital Trust Plan No. 2 (the "Trust Plan No. 2") to raise money and loan the proceeds to Xi'an TCH for the Rongfeng Project.

The Rongfeng Loan has a term for 48 months and bears an annual interest rate of 12% for the first 24 months. ZRIT has the right to adjust the interest rate according to the market conditions after 24 months and Xi'an TCH has the right to prepay the Rongfeng Loan if Xi’an TCH does not agree to such adjustment of the interest rate. ZRIT has the right to request repayment of all principal and interest of the Rongfeng Loan on the 24 month anniversary date of the establishment of Trust Plan No. 2.

The Rongfeng Loan is secured by the pledge of CDQ equipment and power generation system of the Rongfeng Project, by personal guarantee of Mr. Ku Guohua, the Chairman and CEO of the Company, and by corporate guarantee of Tangshan Rongfeng Iron & Steel Co., Ltd. and its parent company.

The description contained herein of the terms of the Rongfeng Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Rongfeng Loan Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Company’s entry into the two Trust Loan Agreements provided under Item 1.01 above, is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number	Description
10.1 10.2	Zhongtai Loan Agreement Rongfeng Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: February 26, 2014	/s/ David Chong
David Chong, Chief Financial Officer